As filed with the Securities and Exchange Commission on August 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-3046866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

177 Broad Street, 12th Floor, Stamford, CT 06901

(Address of Principal Executive Offices)

Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan

(Full Title of Plan)

Charles J. Schafer

President & Chief Financial Officer

177 Broad Street, 12th Floor

Stamford, CT 06901

(203) 504-1111

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Marita A. Makinen, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

646-414-6950

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,000,000	$2.16	$2,160,000.00	$279.00

(1)	The securities to be registered hereby represent additional shares of common stock issuable pursuant to awards available for grants under the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement shall cover such additional securities as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Act, based upon the average of the high and low sales prices of the Common Stock on July 30, 2014, which was $2.16.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E ON FORM S-8

This Registration Statement is filed by Revolution Lighting Technologies, Inc. (the “Company”) for the purpose of registering additional securities of the same class and relating to the same employee benefit plan as securities for which the Company has an effective Registration Statement on Form S-8. The Company had previously registered 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan, as amended (the “Plan”) on Form S-8 (Registration No. 333-188719) filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2013 (the “Original Registration Statement”). The number of shares available for issuance under the Plan was increased by 1,000,000 shares on May 12, 2014.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014;

•	The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2014;

•	The Company’s Current Report on Form 8-K filed with the SEC on March 10, 2014;

•	The Company’s Current Report on Form 8-K filed with the SEC on April 23, 2014;

•	The Company’s Current Report on Form 8-K filed with the SEC on May 14, 2014 (excluding item 2.02);

•	The Company’s Current Report on Form 8-K/A filed with the SEC on May 22, 2014;

•	The Company’s Current Report on Form 8-K filed with the SEC on July 3, 2014;

•	The Company’s Current Report on Form 8-K filed with the SEC on August 4, 2014; and

•	The description of Common Stock contained in the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2014, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment hereto, which indicates that all securities hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

4.1(a)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2013).

4.2	Amended and Restated Bylaws (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2013).

4.3	Certificate of Designations, Preferences and Rights of the Series C Senior Convertible Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2012).

4.4	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2012).

4.5	Certificate of Elimination of the Series D Convertible Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2014).

4.6	Certificate of Designations, Preferences and Rights of the Series E Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated by Reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013).

4.7	Certificate of Designations, Preferences and Rights of the Series F Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2013).

4.8	Certificate of Elimination of the Series F Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2014).

4.9	Certificate of Designations, Preferences and Rights of the Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2014).

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Frazier & Deeter, Independent Auditor.*

23.3	Consent of Lowenstein Sandler LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

99.1	Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (incorporated herein by reference to the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on April 22, 2013).

99.2	Amendment No. 1 to the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 4th day of August 2014.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Charles J. Schafer Chief Financial Officer, President (Principal Financial Officer & Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Robert V. LaPenta and Charles J. Schafer, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. LaPenta Robert V. LaPenta	Chief Executive Officer, Director (Principal Executive Officer)	August 4, 2014

/s/ Charles J. Schafer Charles J. Schafer	Chief Financial Officer, President, Director (Principal Financial Officer & Principal Accounting Officer)	August 4, 2014

/s/ Robert A. Basil Jr. Robert A. Basil Jr.	Director	August 4, 2014

/s/ James A. DePalma James A. DePalma	Director	August 4, 2014

/s/ William D. Ingram William D. Ingram	Director	August 4, 2014

/s/ Robert V. LaPenta Jr. Robert V. LaPenta Jr.	Director	August 4, 2014

Signature	Title	Date

/s/ Dennis McCarthy Dennis McCarthy	Director	August 4, 2014

/s/ Steven G. Virtue Steven G. Virtue	Director	August 4, 2014